Exhibit 99.1

Mercury Computer Systems Appoints Robert E. Hult Chief Financial Officer

CHELMSFORD, Mass. – February 23, 2004 – Mercury Computer Systems, Inc. (NASDAQ:MRCY) announced today that Robert E. Hult has been appointed as senior vice president and chief financial officer. Joseph M. Hartnett, vice president, controller and interim chief financial officer, will continue in his post as Mercury vice president, controller. Mr. Hult’s appointment is effective February 23, 2004.

“With his experience and proven leadership in corporate finance and his long involvement within the technology industry Bob Hult is an ideal fit for Mercury,” said Jay Bertelli, president and chief executive officer of Mercury Computer Systems, Inc. “Bob has an established track record of increasing shareholder value through strategic corporate development initiatives. We look forward to Bob joining the Mercury team as we move into our next stage of growth, and we thank Joe Hartnett for his outstanding work, professionalism and leadership as our interim CFO.”

Mr. Hult has served as a senior manager in corporate finance, operations and business development positions. He has specific expertise within the technology and telecommunications industries, with tenures at Digital Equipment Corporation (DEC), AltaVista and NMS Communications. Mr. Hult also has extensive experience in managing acquisitions and overseeing financial operations for companies working in high-growth markets.

Mr. Hult was employed by DEC for more than two decades in positions of increasing responsibility within the company’s corporate and regional finance groups. He served as chief financial officer for Digital’s AltaVista Internet Software group and as vice president and general manager of the AltaVista Internet search engine. Mr. Hult most recently served as chief financial officer, treasurer and senior vice president for NMS Communications, a publicly traded telecommunications systems and data services company.

Mr. Hult earned a master’s degree in business administration from Babson College in 1985 and a master of science degree and bachelor of science degree in 1970 and 1969, respectively, in management science from Rensselaer Polytechnic Institute.

Forward Looking Statement

This press release contains certain forward-looking statements. You can identify these statements by our use of the words “May,” “will,” “should,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, general economic and business conditions, effects of continued geo-political unrest and regional conflicts, competition, changes in technology, delays in completing engineering and manufacturing programs, continued success in technological advances and delivering technological innovations, continued funding of defense programs and the timing of such funding, market acceptance of the Company’s products, shortages in components, production delays due to performance quality issues with outsourced components, and as a U.S. Government contractor, the effect of procurement rules and regulations and the possible imposition of fines and penalties or the termination of the Company’s contracts if the Company were to violate specific laws or regulations. These risks and uncertainties also include such additional risk factors as are discussed in the Company’s recent filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2003. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

About Mercury Computer Systems, Inc.

Mercury Computer Systems, Inc. (NASDAQ:MRCY) is the leading supplier of high-performance embedded, real-time digital signal and image processing computer systems. Mercury’s products play a critical role in a wide range of applications, transforming sensor data to information for analysis and interpretation. In military reconnaissance and surveillance platforms the company’s systems process real-time radar, sonar, and signals intelligence data. Mercury’s systems are also used in state-of-the-art medical diagnostic imaging devices including MRI, PET, and digital X-ray, and in semiconductor imaging applications including photomask generation and wafer inspection.

Based in Chelmsford, Massachusetts, Mercury serves customers in North America, Europe and Asia through its direct sales force and a network of subsidiaries and distributors.